EXHIBIT 99

OTHER EXHIBITS

Exhibit 99 includes the reports of Deloitte & Touche LLP relating to their audit of Ameron’s financial statements for the period ended November 30, 2002.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ameron International Corporation:

We have audited the consolidated statements of income, comprehensive income, stockholders’ equity and cash flow of Ameron International Corporation and subsidiaries (the “Company”) for the year ended November 30, 2002.  Our audit also included the financial statement schedule listed in Item 15(a)2. These financial statements and the financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operation and cash flows of the Company for the year ended November 30, 2002, in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Los Angeles, California

February 3, 2003 (February 24, 2004 as to the effects of the stock split described in Note 16)